EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
10-F3 Transactions
For the Period of November 1, 2001 through April 30, 2002

CREDIT SUISSE GLOBAL POST VENTURE FUND


Offering: Biovail Corp
Date: 11/14/01
Broker: UBS Warburg Dillon-PW
Price: 47
Par/Shares: 13100
% of Offering: 0.1048
% of Assets: 5.80313
Syndicate Member: CS First Boston


Offering: Education Management Corp
Date: 11/28/01
Broker: JP Morgan Sec-Chase
Price: 32.50
Par/Shares: 10000
% of Offering: 0.22222
% of Assets: 0.31145
Syndicate Member: CS First Boston


Offering: Fisher Scientific  Intl
Date: 2/12/02
Broker: Goldman Sachs
Price: 27
Par/Shares: 34300
% of Offering: 0.47972
% of Assets: 0.8779
Syndicate Member: CS First Boston





EXHIBIT B:
ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CREDIT SUISSE WARBURG PINCUS GLOBAL POST-VENTURE CAPITAL FUND, INC.

Credit Suisse Warburg Pincus Global Post-Venture
Capital Fund, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law, hereby certifies that:
FIRST: Article II of the Charter of the Corporation is amended to read as follows:
"ARTICLE II
NAME
The name of the corporation is Credit Suisse Global
Post-Venture Capital Fund, Inc."
SECOND: The above amendment to the Charter was unanimously approved by the Board of Directors. The amendment is limited to a change expressly permitted by 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.
THIRD: The above amendment to the Charter shall become effective as of December 12, 2001.
IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under penalties of perjury.

DATE: October 17th, 2001
/s/Hal Liebes
Hal Liebes
Vice President and Secretary


ATTEST:
/s/Gregory N. Bressler
Gregory N. Bressler
Assistant Secretary